Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Franklin Financial Network, Inc. of our report dated March 16, 2017 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Franklin Financial Network, Inc. for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

Franklin, Tennessee

September 1, 2017

Exhibit 23.1